Exhibit 99.1

Oceaneering Reports Second Quarter 2017 Results

HOUSTON, July 26, 2017 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported net income of $2.1 million, or $0.02 per share, on revenue of $515 million for the three months ended June 30, 2017. During the prior quarter ended March 31, 2017, Oceaneering reported a net loss of $7.5 million, or $(0.08) per share, on revenue of $446 million, and an adjusted net loss of $4.0 million, or $(0.04) per share.

Adjusted operating income, operating margin, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins) and free cash flow are non-GAAP measures which exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, Free Cash Flow, Adjusted Operating Income and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Jun 30,		Mar 31,	Jun 30,

	2017	2016	2017	2017	2016

Revenue	$515,036	$625,539	$446,176	$961,212	$1,233,883
Gross Margin	53,571	95,233	44,855	98,426	192,713
Income (Loss) from Operations	9,390	38,380	(150)	9,240	86,479
Net Income (Loss)	$2,132	$22,309	$(7,534)	$(5,402)	$47,412

Diluted Earnings (Loss) Per Share (EPS)	$0.02	$0.23	$(0.08)	$(0.06)	$0.48

Sequentially, operating income increased by $9.5 million on improved profit contributions from all of our business segments, except for Subsea Products, which was slightly lower.

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Our overall operating results during the quarter were in line with expectations. We were pleased that each of our operating segments remained profitable. On a consolidated basis, for the first half of 2017, we have generated $112 million of EBITDA and $61 million of free cash flow. We believe our cash flow and liquidity position us well to manage our business through the continuing industry downturn; at the end of the quarter, we had $482 million in cash and an undrawn $500 million revolving credit facility. Based on these strengths, the Board maintained our current dividend rate and declared a $0.15 per share dividend to be paid during the third quarter of 2017.

"Compared to the first quarter, ROV operating income increased on higher activity for vessel based services. Our fleet mix during the quarter was 61% in drill support and 39% for vessel-based activity, compared to 69% and 31%, for the prior quarter. Revenue grew 10% on increased days on hire and revenue per day on hire, and ROV EBITDA margin of 38% improved slightly from 37% for the first quarter.

"During the second quarter, we put one new ROV into service and retired four. At the end of June 2017, we had 279 vehicles in our fleet. Our fleet utilization for the second quarter was 48%, up from 46% in the first quarter. We held our share of the contracted floating drill support market, with 53% of the 153 floating rigs under contract.

"Sequentially, Subsea Products operating income was slightly lower than expected, due to the continued weakness and competitive nature of the service and rental market. Our Subsea Products backlog at June 30, 2017 was $328 million, compared to our March 31, 2017 backlog of $407 million. The backlog decline was primarily related to umbilicals. Our book-to-bill ratio year-to-date was 0.69.

"Compared to the first quarter, Subsea Projects revenue and operating income increased driven by seasonal improvements in U.S. Gulf of Mexico deepwater vessel work and survey services. Asset Integrity revenue and operating income were up due to seasonality. Advanced Technologies revenue and operating income improved, primarily due to continued increased commercial activity and work for the U.S. Navy. Unallocated Expenses were essentially flat.

"For the third quarter of 2017, we are expecting a sequential increase in our overall quarterly operating income. This improvement should be led by Subsea Products and Subsea Projects, with slight declines in profit contributions from our other operating segments and flat Unallocated Expenses.

"Relative to the first half of 2017, during the second half we expect to generate higher consolidated operating income on relatively flat revenue. Subsea Products profit contribution is expected to be higher, as projected increases in service and rental activity more than offset lower manufactured products throughput. We continue to project our Subsea Products operating margins to be in the mid- to high-single digit range. We expect operating income contributions from ROV and Asset Integrity during the second half to be similar to the first half. For Subsea Projects, we anticipate our results to be considerably lower due to the completion of vessel work offshore Angola, projected low levels of vessel activity, and vessel oversupply. With respect to Advanced Technologies, we expect improved operating income due to a projected uptick in our commercial businesses.

"Our overall outlook for the full year of 2017 has not changed. We continue to project that we will be marginally profitable at the operating income line on a consolidated basis.

"Beyond 2017, we believe that the oil and gas industry will continue its investment in deepwater projects, and foresee improving demand for our services and products. Meanwhile, we continue to look for opportunities that may emerge to grow our company, with more focus on our customers' operating expenditures in the production phase of the offshore oilfield life cycle, while providing a dividend to shareholders."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: belief that its cash flow and liquidity position it well to manage its business through the continuing industry downturn; Subsea Products backlog; outlook for the third quarter of 2017, and expected contributions of its segments to the third quarter results; expectations of Subsea Products margins; expectation of higher consolidated operating income on relatively flat revenue in the second half of 2017, relative to the first half of 2017, and expected contributions of its segments to those operating results; expectation for the full year of 2017 to be marginally profitable at the operating income line on a consolidated basis; beliefs about deepwater investment and improving demand for its services and products; and intention to look for opportunities that may emerge to grow our company, with more focus on our customers' operating expenditures in the production phase of the offshore oilfield life cycle, while providing a dividend to shareholders. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; future global economic conditions; the loss of major contracts or alliances; future performance under our customer contracts; and the effects of competition. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore oil and gas industry, with a focus on deepwater applications. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Suzanne Spera
Director, Investor Relations
Oceaneering International, Inc.
713-329-4707
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Jun 30, 2017	Dec 31, 2016
				(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $482,339 and $450,193)				$1,261,705	$1,262,595
Net Property and Equipment				1,100,190	1,153,258
Other Assets				729,906	714,462
TOTAL ASSETS				$3,091,801	$3,130,315

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities				$482,906	$508,364
Long-term Debt				794,099	793,058
Other Long-term Liabilities				323,651	312,250
Shareholders' Equity				1,491,145	1,516,643
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY				$3,091,801	$3,130,315

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2017	Jun 30, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2016
	(in thousands, except per share amounts)

Revenue	$515,036	$625,539	$446,176	$961,212	$1,233,883
Cost of services and products	461,465	530,306	401,321	862,786	1,041,170
Gross Margin	53,571	95,233	44,855	98,426	192,713
Selling, general and administrative expense	44,181	56,853	45,005	89,186	106,234
Income (loss) from Operations	9,390	38,380	(150)	9,240	86,479
Interest income	2,045	1,442	1,337	3,382	1,737
Interest expense	(7,599)	(6,207)	(6,268)	(13,867)	(12,599)
Equity earnings (losses) of unconsolidated affiliates	(394)	263	(980)	(1,374)	789
Other income (expense), net	(58)	(1,405)	(2,556)	(2,614)	(7,393)
Income before Income Taxes	3,384	32,473	(8,617)	(5,233)	69,013
Provision for income taxes (benefit)	1,252	10,164	(1,083)	169	21,601
Net Income (loss)	$2,132	$22,309	$(7,534)	$(5,402)	$47,412

Weighted average diluted shares outstanding	98,751	98,424	98,138	98,201	98,355
Diluted Earnings (Loss) per Share	$0.02	$0.23	$(0.08)	$(0.06)	$0.48

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended			For the Six Months Ended
		Jun 30, 2017	Jun 30, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2016
		($ in thousands)

Remotely Operated Vehicles	Revenue	$103,432	$139,641	$94,022	$197,454	$287,262
	Gross Margin	$16,659	$26,925	$13,022	$29,681	$62,247
Operating Income		$10,376	$18,020	$5,925	$16,301	$45,007
Operating Income %		10%	13%	6%	8%	16%
	Days available	25,300	28,959	25,219	50,519	57,778
	Days utilized	12,267	16,057	11,488	23,755	32,062
	Utilization	48%	55%	46%	47%	55%

Subsea Products	Revenue	$174,893	$190,897	$150,639	$325,532	$385,709
	Gross Margin	$22,762	$42,728	$24,991	$47,753	$98,864
Operating Income		$10,552	$25,121	$11,483	$22,035	$65,761
Operating Income %		6%	13%	8%	7%	17%
Backlog at end of period		$328,000	$503,000	$407,000	$328,000	$503,000

Subsea Projects	Revenue	$75,545	$138,662	$62,956	$138,501	$268,084
	Gross Margin	$6,462	$14,317	$4,024	$10,486	$25,826
Operating Income		$3,000	$10,237	$187	$3,187	$17,026
Operating Income %		4%	7%	—%	2%	6%

Asset Integrity	Revenue	$58,192	$73,864	$52,658	$110,850	$143,464
	Gross Margin	$10,004	$10,096	$8,381	$18,385	$17,439
Operating Income (Loss)		$3,755	$(805)	$2,267	$6,022	$(371)
Operating Income (Loss) %		6%	(1)%	4%	5%	—%

Advanced Technologies	Revenue	$102,974	$82,475	$85,901	$188,875	$149,364
	Gross Margin	$14,133	$10,600	$10,072	$24,205	$16,427
Operating Income		$7,632	$5,528	$5,026	$12,658	$6,121
Operating Income %		7%	7%	6%	7%	4%

Unallocated Expenses
Gross margin		$(16,449)	$(9,433)	$(15,635)	$(32,084)	$(28,090)
Operating income		$(25,925)	$(19,721)	$(25,038)	$(50,963)	$(47,065)

TOTAL	Revenue	$515,036	$625,539	$446,176	$961,212	$1,233,883
	Gross Margin	$53,571	$95,233	$44,855	$98,426	$192,713
Operating Income (Loss)		$9,390	$38,380	$(150)	$9,240	$86,479
Operating Income %		2%	6%	—%	1%	7%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2017	Jun 30, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2016
	(in thousands)

Capital expenditures, including acquisitions	$23,493	$31,738	$17,807	$41,300	$52,944

Depreciation and Amortization:
Oilfield
Remotely Operated Vehicles	$29,036	$34,026	$29,229	$58,265	$67,710
Subsea Products	12,785	12,952	12,999	25,784	25,759
Subsea Projects	7,781	8,353	8,080	15,861	16,872
Asset Integrity	1,780	2,843	1,460	3,240	5,756
Total Oilfield	51,382	58,174	51,768	103,150	116,097
Advanced Technologies	784	806	797	1,581	1,540
Unallocated Expenses	1,138	999	1,098	2,236	2,123
Total depreciation and amortization	$53,304	$59,979	$53,663	$106,967	$119,760

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income and Diluted Earnings per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA margins, Adjusted EBITDA and Adjusted EBITDA margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Jun 30, 2017		Jun 30, 2016		Mar 31, 2017
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$2,132	$0.02	$22,309	$0.23	$(7,534)	$(0.08)
Pre tax adjustments for the effects of:
Allowance for bad debts	—		5,757		—
Foreign currency (gains) losses	(20)		1,218		2,153
Total pre tax adjustments	(20)		6,975		2,153

Tax effect on pre tax adjustments at the 35% statutory rate	7		(2,441)		(754)

Discrete tax items	—				2,106

Total of adjustments	(13)		4,534		3,505
Adjusted amounts	$2,119	$0.02	$26,843	$0.27	$(4,029)	$(0.04)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2017	Jun 30, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2016
	($ in thousands)

Net Income (Loss)	$2,132	$22,309	$(7,534)	$(5,402)	$47,412
Depreciation and Amortization	53,304	59,979	53,663	106,967	119,760
Subtotal	55,436	82,288	46,129	101,565	167,172
Interest Expense, net of Interest Income	5,554	4,765	4,931	10,485	10,862
Amortization included in Interest Expense	(283)	(286)	(283)	(566)	(573)
Provision for Income Taxes (Benefit)	1,252	10,164	(1,083)	169	21,601
EBITDA	$61,959	$96,931	$49,694	$111,653	$199,062

Revenue	$515,036	$625,539	$446,176	$961,212	$1,233,883

EBITDA margin %	12%	15%	11%	12%	16%

Free Cash Flow

	For the Six Months Ended
	Jun 30, 2017	Jun 30, 2016
	(in thousands)
Net Income	$(5,402)	$47,412
Depreciation and amortization	106,967	119,760
Other increases (decreases) in cash from operating activities	1,039	(22,571)
Cash flow provided by operating activities	102,604	144,601
Purchases of property and equipment	(41,300)	(52,944)
Free Cash Flow	$61,304	$91,657

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$10,376	$10,552	$3,000	$3,755	$7,632	$(25,925)	$9,390
Adjusted amounts	$10,376	$10,552	$3,000	$3,755	$7,632	$(25,925)	$9,390

Revenue	$103,432	$174,893	$75,545	$58,192	$102,974		$515,036
Operating income % as reported in accordance with GAAP	10%	6%	4%	6%	7%		2%
Operating income % using adjusted amounts	10%	6%	4%	6%	7%		2%

	For the Three Months Ended June 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$18,020	$25,121	$10,237	$(805)	$5,528	$(19,721)	$38,380
Adjustments for the effects of:
Allowance for bad debts	479	1,826	108	3,344	—	—	5,757
Total of adjustments	479	1,826	108	3,344	—	—	5,757
Adjusted amounts	$18,499	$26,947	$10,345	$2,539	$5,528	$(19,721)	$44,137

Revenue	$139,641	$190,897	$138,662	$73,864	$82,475		$625,539
Operating income (loss) % as reported in accordance with GAAP	13%	13%	7%	(1)%	7%		6%
Operating income % using adjusted amounts	13%	14%	7%	3%	7%		7%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended March 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$5,925	$11,483	$187	$2,267	$5,026	$(25,038)	$(150)
Adjusted amounts	$5,925	$11,483	$187	$2,267	$5,026	$(25,038)	$(150)

Revenue	$94,022	$150,639	$62,956	$52,658	$85,901		$446,176
Operating income (loss) % as reported in accordance with GAAP	6%	8%	—%	4%	6%		—%
Operating income % using adjusted amounts	6%	8%	—%	4%	6%		—%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Six Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$16,301	$22,035	$3,187	$6,022	$12,658	$(50,963)	$9,240
Adjusted amounts	$16,301	$22,035	$3,187	$6,022	$12,658	$(50,963)	$9,240

Revenue	$197,454	$325,532	$138,501	$110,850	$188,875		$961,212
Operating income % as reported in accordance with GAAP	8%	7%	2%	5%	7%		1%
Operating income % using adjusted amounts	8%	7%	2%	5%	7%		1%

	For the Six Months Ended June 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$45,007	$65,761	$17,026	$(371)	$6,121	$(47,065)	$86,479
Adjustments for the effects of:
Allowance for bad debts	479	1,826	108	3,344	—	—	5,757
Fixed asset write-offs	—	—	—	—	—	—	—
Total of adjustments	479	1,826	108	3,344	—	—	5,757
Adjusted amounts	$45,486	$67,587	$17,134	$2,973	$6,121	$(47,065)	$92,236

Revenue	$287,262	$385,709	$268,084	$143,464	$149,364		$1,233,883
Operating income % as reported in accordance with GAAP	16%	17%	6%	—%	4%		7%
Operating income % using adjusted amounts	16%	18%	6%	2%	4%		7%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$10,376	$10,552	$3,000	$3,755	$7,632	$(25,925)	$9,390
Adjustments for the effects of:
Depreciation and amortization	29,036	12,785	7,781	1,780	784	1,138	53,304
Other pre-tax	—	—	—	—	—	(735)	(735)
EBITDA	39,412	23,337	10,781	5,535	8,416	(25,522)	61,959
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(20)	(20)
Total of adjustments	—	—	—	—	—	(20)	(20)
Adjusted EBITDA	$39,412	$23,337	$10,781	$5,535	$8,416	$(25,542)	$61,939

Revenue	$103,432	$174,893	$75,545	$58,192	$102,974		$515,036
Operating income % as reported in accordance with GAAP	10%	6%	4%	6%	7%		2%
EBITDA Margin	38%	13%	14%	10%	8%		12%
Adjusted EBITDA Margin	38%	13%	14%	10%	8%		12%

	For the Three Months Ended June 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$18,020	$25,121	$10,237	$(805)	$5,528	$(19,721)	$38,380
Adjustments for the effects of:
Depreciation and amortization	34,026	12,952	8,353	2,843	806	999	59,979
Other pre-tax	—	—	—	—	—	(1,428)	(1,428)
EBITDA	52,046	38,073	18,590	2,038	6,334	(20,150)	96,931
Adjustments for the effects of:
Allowance for bad debts	479	1,826	108	3,344	—	—	5,757
Foreign currency (gains) losses	—	—	—	—	—	1,219	1,219
Total of adjustments	479	1,826	108	3,344	—	1,219	6,976
Adjusted EBITDA	$52,525	$39,899	$18,698	$5,382	$6,334	$(18,931)	$103,907

Revenue	$139,641	$190,897	$138,662	$73,864	$82,475		$625,539
Operating income (loss) % as reported in accordance with GAAP	13%	13%	7%	(1)%	7%		6%
EBITDA Margin	37%	20%	13%	3%	8%		15%
Adjusted EBITDA Margin	38%	21%	13%	7%	8%		17%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$5,925	$11,483	$187	$2,267	$5,026	$(25,038)	$(150)
Adjustments for the effects of:
Depreciation and amortization	29,229	12,999	8,080	1,460	797	1,098	53,663
Other pre-tax	—	—	—	—	—	(3,819)	(3,819)
EBITDA	35,154	24,482	8,267	3,727	5,823	(27,759)	49,694
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,153	2,153
Adjusted EBITDA	$35,154	$24,482	$8,267	$3,727	$5,823	$(25,606)	$51,847

Revenue	$94,022	$150,639	$62,956	$52,658	$85,901		$446,176
Operating income % as reported in accordance with GAAP	6%	8%	—%	4%	6%		—%
EBITDA Margin	37%	16%	13%	7%	7%		11%
Adjusted EBITDA Margin	37%	16%	13%	7%	7%		12%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Six Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$16,301	$22,035	$3,187	$6,022	$12,658	$(50,963)	$9,240
Adjustments for the effects of:
Depreciation and amortization	58,265	25,784	15,861	3,240	1,581	2,236	106,967
Other pre-tax	—	—	—	—	—	(4,554)	(4,554)
EBITDA	74,566	47,819	19,048	9,262	14,239	(53,281)	111,653
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,133	2,133
Total of adjustments	—	—	—	—	—	2,133	2,133
Adjusted EBITDA	$74,566	$47,819	$19,048	$9,262	$14,239	$(51,148)	$113,786

Revenue	$197,454	$325,532	$138,501	$110,850	$188,875		$961,212
Operating income % as reported in accordance with GAAP	8%	7%	2%	5%	7%		1%
EBITDA Margin	38%	15%	14%	8%	8%		12%
Adjusted EBITDA Margin	38%	15%	14%	8%	8%		12%

	For the Six Months Ended June 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$45,007	$65,761	$17,026	$(371)	$6,121	$(47,065)	$86,479
Adjustments for the effects of:
Depreciation and amortization	67,710	25,759	16,872	5,756	1,540	2,123	119,760
Other pre-tax	—	—	—	—	—	(7,177)	(7,177)
EBITDA	112,717	91,520	33,898	5,385	7,661	(52,119)	199,062
Adjustments for the effects of:
Allowance for bad debts	479	1,826	108	3,344	—	—	5,757
Foreign currency (gains) losses	—	—	—	—	—	7,103	7,103
Total of adjustments	479	1,826	108	3,344	—	7,103	12,860
Adjusted EBITDA	$113,196	$93,346	$34,006	$8,729	$7,661	$(45,016)	$211,922

Revenue	$287,262	$385,709	$268,084	$143,464	$149,364		$1,233,883
Operating income % as reported in accordance with GAAP	16%	17%	6%	—%	4%		7%
EBITDA Margin	39%	24%	13%	4%	5%		16%
Adjusted EBITDA Margin	39%	24%	13%	6%	5%		17%